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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 of our report dated February 13, 1995 relating to the financial statements of SMA Life Assurance Company and our report dated February 13, 1995, relating to the financial statements of the Allmerica Select Separate Account of SMA Life Assurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
September 25, 1995